Integra Bank Corporation Reports Second Quarter 2010 Results

EVANSVILLE, INDIANA – July 29, 2010 – Integra Bank Corporation (Nasdaq Global Market: IBNK), the parent company of Integra Bank N.A. (“Integra Bank”), today reported financial results for the second quarter of 2010.

The net loss available to common shareholders for the second quarter of 2010 was $10.2 million, or $0.49 per diluted share, compared to $53.9 million, or $2.61 per diluted share for the first quarter of 2010.  The provision for loan losses was $16.9 million, down $35.8 million from $52.7 million during the first quarter of 2010, while net charge-offs totaled $12.2 million, or 2.49% of total loans on an annualized basis, a $27.2 million decrease from $39.4 million, or 7.67% of total loans annualized for the first quarter of 2010. The net interest margin was 2.33% for the second quarter of 2010, compared with 2.40% for the first quarter of 2010.

“We are pleased with the progress we made during the second quarter in executing multiple elements of our recovery strategy,” stated Mike Alley, Chairman and CEO.  “During the quarter, we completed the branch and loan sale transactions with United Community Bank (“UCB”) and The Cecilian Bank (“Cecilian”), and announced two additional branch and loan sale transactions.  On July 22, we closed the sale of five Kentucky branches and loans to First Security Bank (“First Security”).  We also reduced commercial real estate loan balances by $91.1 million, or 9.9%, from March 31, defined and executed additional expense reduction initiatives, maintained a solid liquidity position, made significant progress in preparing our customers for the adoption of Regulation E, and increased Integra Bank’s risk-based capital ratios while maintaining “adequately capitalized” status.  We also made significant progress during the second quarter in the area of credit quality.  We experienced moderation in the growth of non-performing assets and new specific reserves from the amounts reported in recent quarters, and substantially lower levels of provisions and charge-offs.  We also continued to enhance the staff in our workout group and are pleased with their progress.  We remain focused on reducing our level of non-performing assets, improving our capital and liquidity and increasing the operating income of our core community banking franchise,” Alley added.

The net loss for the second quarter included a provision for credit losses of $16.9 million, which was partially offset by $4.4 million of premiums on sales of deposits and $3.4 million of securities gains.  The net loss for the first quarter of 2010 stemmed mainly from the provision for credit losses.  Non-performing assets increased $6.6 million, or 2.5%, during the second quarter of 2010, to $265.1 million at June 30, 2010.

Integra Bank has agreed to sell fifteen banking centers, along with groups of commercial loans, in three previously disclosed transactions with First Security, FNB Bank, Inc (“FNB”), and Citizens Deposit Bank and Trust (“Citizens”).  These transactions are expected to close or have already partially closed in the third quarter and are expected to include approximately $317.0 million in loans and $379.0 million in deposits, while generating deposit premiums, less loan discounts, of approximately $17.2 million.  These three transactions are also expected to improve Integra Bank’s tier 1 and total risk-based capital ratios by approximately 300 basis points, and its tier 1 leverage ratio by approximately 150 basis points.  The transactions are also expected to increase the Company’s tangible common equity to tangible assets ratio by approximately 85 basis points.  The second phase of the First Security transaction, which includes the sale of three Indiana branches, is expected to close in September 2010.  First Security has received all required regulatory approvals, subject to certain contingencies.  The FNB and Citizens transactions are also expected to close in September 2010, subject to customary closing conditions and final regulatory approval.  The loans, premises and equipment for these three transactions are classified as held for sale at June 30, 2010.

The allowance to total loans, which include loans held for the branch divestitures, increased 81 basis points during the second quarter of 2010 to 5.88% at June 30, 2010, and the allowance to non-performing loans remained at 46%.  The increase in the allowance for loan losses to total loans is due in part to the reduction in the loan portfolio due to the sale of $86.6 million of performing loans in the UCB and Cecilian transactions, a separate loan sale that included $8.3 million of performing loans, $24.2 million of participation loans that we were able to sell back to the originating bank at par, and other payoffs and paydowns of performing loans.  Non-performing loans increased $9.2 million to $231.3 million, or 12.8% of total loans, including loans held for the branch divestitures, compared to $222.1 million, or 11.0% of total loans at March 31, 2010, and $214.9 million, or 10.6% of total loans at December 31, 2009.  The increase in non-performing loans was due to additional loans being classified as non-performing and a decrease in net charge-offs of $27.2 million.

Commercial loan average balances decreased $95.7 million in the second quarter of 2010, including a decline in commercial real estate and construction and land development loans of $76.4 million.  Commercial real estate loan balances, including construction and land development, at June 30 were $829.5 million, $91.1 million or 9.9% less than the March 31 balance of $920.5 million.  Low cost deposit average balances decreased $22.4 million during the second quarter of 2010, primarily due to the effect of the second quarter branch sales, which included the sale of $62.1 million in low cost deposits.

Net interest income was $13.9 million for the second quarter of 2010, compared to $14.9 million for the first quarter of 2010, while the net interest margin decreased to 2.33%.  The yield on earning assets increased 6 basis points during the second quarter of 2010, while liability costs declined by 2 basis points.  The decrease in the net interest margin was in part due to an increase in average cash levels of $175.0 million and rate resets on structured repurchase and Federal Home Loan Bank advances, partially offset by a reduction in net interest reversals and lower retail funding costs.

Non-interest income was $16.1 million for the second quarter of 2010, compared to $7.6 million for the first quarter.  The increase was due to the $4.4 million premium on sales of deposits realized from the second quarter branch sales, securities gains of $3.4 million and an increase of $0.6 million in deposit service charges.

Non-interest expense remained flat at $22.5 million for the second quarter of 2010, compared to the first quarter.  Professional fees increased $1.1 million, including increases in legal and investment banking fees.

The parent company recognized $3.7 million of additional valuation allowance expense during the second quarter of 2010 to offset the tax benefit which resulted from its reported loss.

Integra Bank’s total risk-based capital ratio was 8.33%, an increase of 33 basis points from March 31, 2010, which maintains Integra Bank’s classification as “adequately capitalized” for regulatory purposes at June 30, 2010.  The increase resulted from the impact of the second quarter branch and loan sale transactions, loan paydowns and securities gains.  Integra Bank’s tier 1 risk-based capital ratio increased 31 basis points to 7.02% and its tier 1 leverage ratio decreased 38 basis points to 4.53%.  In August 2009, Integra Bank agreed with the OCC to develop a plan to increase its tier 1 risk-based capital level to at least 8%, and its total risk-based capital ratio to at least 11.5%.  The Company had not met these levels and was not considered adequately capitalized at both June 30, 2010, and March 31, 2010, and its tangible common equity to tangible assets ratio declined 17 basis points to (1.46)%.

Conference Call

Integra executive management will hold a conference call to discuss the contents of this news release, business highlights and its financial outlook on, Thursday July 29, 2010, at 9:00 a.m. CT. The telephone number for the conference call is 877-212-6067, confirmation code 89997242.  The conference call will also be available by webcast at http://www.integrabank.com.

About Integra

Headquartered in Evansville, Indiana, Integra Bank Corporation is the parent of Integra Bank N.A.  As of June 30, 2010, Integra Bank had $3.0 billion in total assets.  Integra Bank currently operates 59 banking centers and 107 ATMs at locations in Indiana, Kentucky, Illinois and Ohio.  Integra Bank Corporation's common stock is listed on the Nasdaq Global Market under the symbol IBNK.  Additional information may be found at www.integrabank.com.

Safe Harbor

Certain statements made in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words "may," "will," "should," "would," "anticipate," "expect," "plan," "believe," "intend," and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. There are a number of important factors that could cause our future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to:  (1) the results of examinations of us by regulatory authorities, including the possibility that any such regulatory authorities may, among other things, institute additional formal or informal enforcement actions against us or Integra Bank which could require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (2) the requirements and restrictions that we have agreed to with our regulators and the possibility that we may be unable to fully comply with such undertakings, which could result in the imposition of additional enforcement actions, requirements or restrictions; (3) our ability to improve the quality of our assets and maintain an adequate allowance for loan losses; (4) the adverse impact that Integra Bank’s capital ratios may have on the availability of funding sources, including brokered deposits and public funds; (5) the risks presented by continued unfavorable economic conditions in our market area, which could continue to adversely affect credit quality, collateral values, including real estate collateral and OREO properties, investment values, liquidity and loan originations, reserves for loan losses and charge offs of loans and loan portfolio delinquency rates; (6) changes in the interest rate environment that reduce our net interest margin and negatively affect funding sources; (7) we may be compelled to seek additional capital in the future to augment capital levels or ratios or improve liquidity, but capital or liquidity may not be available when needed or on acceptable terms; (8) the impact of our suspension of dividends on our outstanding preferred stock and deferral of payments on our subordinated debentures relating to our outstanding trust preferred securities; (9) our ability to regain compliance with the minimum bid requirement necessary to retain the listing of our common stock on the Nasdaq Stock Market; (10) competitive pressures among depository institutions; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the financial institution regulatory agencies or the Financial Accounting Standards Board; (13) legislative or regulatory changes or actions, including financial reform legislation, or significant litigation that adversely affects us or our business; (14) changes to the regulatory capital treatment of our outstanding trust preferred securities; (15) future legislative or regulatory changes in the United States Department of Treasury’s Troubled Asset Relief Program Capital Purchase Program; (16) our ability to attract and retain key personnel; (17) our ability to secure confidential information through our computer systems and telecommunications network; and; (18) other factors we describe in the periodic reports and other documents we file with the SEC. We undertake no obligation to revise or update these risks, uncertainties and other factors except as may be set forth in our periodic reports.

Contacts:

Michael J. Alley, Chairman and CEO - 812-461-5795
Michael B. Carroll, Chief Financial Officer - 812-464-9673
Gretchen A. Dunn, Shareholder Relations - 812-464-9677

Web site:

We routinely post important information for investors on our website, http://www.integrabank.com, in the "Investor Relations" section under "Corporate Information". We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Summary Operating Results Data

Here is a summary of Integra Bank Corporation’s second quarter 2010 operating results:

Net income (loss) available to common shareholders of $(10.2) million for second quarter 2010
• Compared with $(53.9) million for first quarter 2010
• Compared with $(49.6) million for second quarter 2009

Diluted net income (loss) per common share of $(0.49) for second quarter 2010
• Compared with $(2.61) for first quarter 2010
• Compared with $(2.39) for second quarter 2009

Return on assets of (1.21)% for second quarter 2010
• Compared with (7.27)% for first quarter 2010
• Compared with (5.53)% for second quarter 2009

Return on equity of (74.03)% for second quarter 2010
• Compared with (219.52)% for first quarter 2010
• Compared with (74.79)% for second quarter 2009

Net interest margin of 2.33% for second quarter 2010
• Compared with 2.40% for first quarter 2010
• Compared with 2.34% for second quarter 2009

Allowance for loan losses of $106.7 million or 7.13% of loans at June 30, 2010
• Compared with $102.0 million or 5.35% at March 31, 2010
• Compared with $82.3 million or 3.50% at June 30, 2009
• Equaled 46.2% of non-performing loans at June 30, 2010, compared with 45.9% at March 31, 2010 and 45.1% at June 30, 2009

Non-performing assets of $265.1 million or 17.32% of loans and other real estate owned at June 30, 2010
• Compared with $258.5 million or 13.31% at March 31, 2010
• Compared with $211.7 million or 8.90% at June 30, 2009

Annualized net charge-off rate of 2.49% for second quarter 2010
• Compared with 7.67% for first quarter 2010
• Compared with 4.80% for second quarter 2009

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,	June 30,
ASSETS	2010	2009	2009
Cash and due from banks	$591,160	$304,921	$312,233
Federal funds sold and other short-term investments	50,003	49,653	745
Loans held for sale (at lower of cost or market value)	321,137	93,572	10,535
Securities available for sale	440,386	361,719	426,059
Securities held for trading	60	36	21,574
Regulatory stock	26,299	29,124	29,137
Loans	1,497,106	2,019,732	2,349,472
Less: Allowance for loan losses	(106,745)	(88,670)	(82,309)
Net loans	1,390,361	1,931,062	2,267,163
Premises and equipment	32,115	37,814	45,944
Premises and equipment held for sale	9,352	4,249	-
Other intangible assets	7,419	8,242	9,085
Other assets	101,519	101,549	223,787
TOTAL ASSETS	$2,969,811	$2,921,941	$3,346,262

LIABILITIES
Deposits:
Non-interest-bearing demand	$209,366	$263,530	$278,418
Non-interest-bearing held for sale	38,925	7,319	-
Interest-bearing	1,884,079	2,004,369	2,195,937
Interest-bearing held for sale	340,084	89,888	-
Total deposits	2,472,454	2,365,106	2,474,355
Short-term borrowings	66,058	62,114	240,918
Long-term borrowings	348,470	361,071	372,212
Other liabilities	36,549	31,304	35,313
TOTAL LIABILITIES	2,923,531	2,819,595	3,122,798

SHAREHOLDERS' EQUITY
Preferred stock - no par, $1,000 per share liquidation preference -
1,000,000 shares authorized	82,183	82,011	81,844
Common stock - $1.00 stated value - 129,000,000 shares authorized	20,892	20,848	20,709
Additional paid-in capital	217,092	216,939	217,194
Retained earnings	(274,455)	(210,371)	(93,468)
Accumulated other comprehensive income (loss)	568	(7,081)	(2,815)
TOTAL SHAREHOLDERS' EQUITY	46,280	102,346	223,464
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,969,811	$2,921,941	$3,346,262

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
INTEREST INCOME
Interest and fees on loans and leases	$20,971	$21,618	$23,178	$24,566	$25,489
Interest and dividends on securities available for sale	3,715	3,544	3,514	3,857	5,830
Interest on securities held for trading	-	-	58	81	22
Dividends on regulatory stock	186	221	169	337	157
Interest on loans held for sale	32	26	197	89	127
Interest on federal funds sold and other investments	327	219	206	272	174
Total interest income	25,231	25,628	27,322	29,202	31,799

INTEREST EXPENSE
Interest on deposits	8,483	8,102	8,919	10,356	11,759
Interest on short-term borrowings	52	45	68	268	583
Interest on long-term borrowings	2,785	2,621	2,606	2,528	2,683
Total interest expense	11,320	10,768	11,593	13,152	15,025

NET INTEREST INCOME	13,911	14,860	15,729	16,050	16,774
Provision for loan losses	16,938	52,700	30,525	18,913	32,536
Net interest income after provision for loan losses	(3,027)	(37,840)	(14,796)	(2,863)	(15,762)

NON-INTEREST INCOME
Service charges on deposit accounts	4,559	3,985	5,096	5,335	5,035
Trust income	456	495	450	630	563
Debit card income-interchange	1,414	1,310	1,363	1,368	1,373
Other service charges and fees	1,011	1,079	995	1,098	951
Securities gains (losses)	3,351	(212)	3	6,578	(18,835)
Gain (Loss) on sale of other assets	4,542	65	4,965	(219)	(22)
Warrant fair value adjustment	-	-	-	-	(1,407)
Other	792	868	961	37	1,358
Total non-interest income	16,125	7,590	13,833	14,827	(10,984)

NON-INTEREST EXPENSE
Salaries and employee benefits	8,900	9,198	8,411	10,187	11,561
Occupancy	2,000	2,118	2,192	2,348	2,378
Equipment	687	750	745	749	808
Professional fees	2,776	1,693	1,967	1,699	2,057
Communication and transportation	891	997	968	1,126	1,091
Loan and OREO expense	1,404	1,597	1,122	2,545	1,888
Debt prepayment fees	-	-	-	27	1,511
FDIC Assessment	2,338	2,043	2,005	1,721	3,005
Other	3,490	4,097	5,748	3,967	4,870
Total non-interest expense	22,486	22,493	23,158	24,369	29,169
Income (Loss) before income taxes	(9,388)	(52,743)	(24,121)	(12,405)	(55,915)
Income taxes expense (benefit)	(316)	8	70,802	7,330	(7,451)
NET INCOME (LOSS)	(9,072)	(52,751)	(94,923)	(19,735)	(48,464)
Preferred stock dividends and discount accretion	1,133	1,128	1,129	1,117	1,139
NET INCOME (LOSS) AVAILABLE
TO COMMON SHAREHOLDERS	$(10,205)	$(53,879)	$(96,052)	$(20,852)	$(49,603)

Earnings (Loss) per common share:
Basic	$(0.49)	$(2.61)	$(4.64)	$(1.01)	$(2.39)
Diluted	(0.49)	(2.61)	(4.64)	(1.01)	(2.39)

Weighted average common shares outstanding:
Basic	20,664	20,666	20,685	20,707	20,715
Diluted	20,664	20,666	20,685	20,707	20,715

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
INTEREST INCOME
Interest and fees on loans and leases	$20,971	$25,489	$42,589	$51,441
Interest and dividends on securities available for sale	3,715	5,830	7,259	12,304
Interest on securities held for trading	-	22	-	22
Dividends on regulatory stock	186	157	407	678
Interest on loans held for sale	32	127	58	230
Interest on federal funds sold and other investments	327	174	546	267
Total interest income	25,231	31,799	50,859	64,942

INTEREST EXPENSE
Interest on deposits	8,483	11,759	16,585	23,946
Interest on short-term borrowings	52	583	97	1,346
Interest on long-term borrowings	2,785	2,683	5,406	5,393
Total interest expense	11,320	15,025	22,088	30,685

NET INTEREST INCOME	13,911	16,774	28,771	34,257
Provision for loan losses	16,938	32,536	69,638	63,930
Net interest income after provision for loan losses	(3,027)	(15,762)	(40,867)	(29,673)

NON-INTEREST INCOME
Service charges on deposit accounts	4,559	5,035	8,544	9,448
Trust income	456	563	951	1,022
Debit card income-interchange	1,414	1,373	2,724	2,630
Other service charges and fees	1,011	951	2,090	2,044
Securities gains (losses)	3,351	(18,835)	3,139	(20,005)
Gain (Loss) on sale of other assets	4,542	(22)	4,607	2,474
Warrant fair value adjustment	-	(1,407)	-	(6,145)
Other	792	1,358	1,660	3,040
Total non-interest income	16,125	(10,984)	23,715	(5,492)

NON-INTEREST EXPENSE
Salaries and employee benefits	8,900	11,561	18,098	23,636
Occupancy	2,000	2,378	4,118	4,959
Equipment	687	808	1,437	1,657
Professional fees	2,776	2,057	4,469	3,787
Communication and transportation	891	1,091	1,888	2,252
Loan and OREO expense	1,404	1,888	3,001	7,336
Debt prepayment fees	-	1,511	-	1,511
FDIC Assessment	2,338	3,005	4,381	3,955
Other	3,490	4,870	7,587	9,549
Total non-interest expense	22,486	29,169	44,979	58,642
Income (Loss) before income taxes	(9,388)	(55,915)	(62,131)	(93,807)
Income taxes expense (benefit)	(316)	(7,451)	(308)	(17,282)
NET INCOME (LOSS)	(9,072)	(48,464)	(61,823)	(76,525)
Preferred stock dividends and discount accretion	1,133	1,139	2,261	1,552
NET INCOME (LOSS) AVAILABLE
TO COMMON SHAREHOLDERS	$(10,205)	$(49,603)	$(64,084)	$(78,077)

Earnings (Loss) per share:
Basic	$(0.49)	$(2.39)	$(3.10)	$(3.77)
Diluted	(0.49)	(2.39)	(3.10)	(3.77)

Weighted average shares outstanding:
Basic	20,664	20,715	20,665	20,717
Diluted	20,664	20,715	20,665	20,717

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except for per share data)

	June 30,		March 31,		December 31,		September 30,		June 30,
	2010		2010		2009		2009		2009

EARNINGS DATA
Net Interest Income (tax-equivalent)	$14,083		$15,034		$15,948		$16,472		$17,327
Net Income (Loss)	(9,072)		(52,751)		(94,923)		(19,735)		(48,464)

COMMON SHARE DATA
Net Income (Loss)	(10,205)		(53,879)		(96,052)		(20,852)		(49,603)
Basic Earnings Per Share	(0.49)		(2.61)		(4.64)		(1.01)		(2.39)
Diluted Earnings Per Share	(0.49)		(2.61)		(4.64)		(1.01)		(2.39)
Dividends Declared	-		-		-		-		0.01

PERFORMANCE RATIOS
Return on Assets	(1.21	) %	(7.27	) %	(12.09	) %	(2.34	) %	(5.53	) %
Return on Equity	(74.03)		(219.52)		(191.76)		(35.29)		(74.79)
Net Interest Margin (tax-equivalent)	2.33		2.40		2.40		2.35		2.34
Tier 1 Risk-Based Capital	2.73		3.08		6.17		8.21		8.52
Total Risk-Based Capital	5.47		6.16		9.94		10.44		10.42
Tangible Common Equity to
Tangible Assets	(1.46)		(1.29)		0.42		3.44		3.97
Efficiency Ratio	98.17		96.70		92.75		96.76		102.45

AT PERIOD END
Assets	$2,969,811		$2,912,530		$2,921,941		$3,258,325		$3,346,262
Interest-Earning Assets	2,334,991		2,451,908		2,553,836		2,681,461		2,837,522
Total Loans	1,497,106		1,905,502		2,019,732		2,205,661		2,349,472
Deposits	2,472,454		2,417,573		2,365,106		2,472,763		2,474,355
Low Cost Deposits (1)	931,807		1,023,810		1,029,937		1,066,985		1,011,541
Interest-Bearing Liabilities	2,638,691		2,568,066		2,517,442		2,734,414		2,809,067
Shareholders' Equity	46,280		52,575		102,346		202,532		223,464
Unrealized Gains (Losses) on Market
Securities (FASB 115)	2,449		(1,227)		(4,977)		(2,453)		(2,057)

AVERAGE BALANCES
Assets	$3,012,565		$2,940,807		$3,115,805		$3,349,459		$3,513,409
Interest-Earning Assets (2)	2,430,801		2,526,744		2,645,521		2,790,157		2,961,519
Total Loans (3)	1,961,016		2,082,099		2,179,607		2,319,141		2,404,068
Deposits	2,517,030		2,389,650		2,445,514		2,520,448		2,575,429
Low Cost Deposits (1)	1,009,644		1,032,023		1,076,090		1,059,055		1,001,952
Interest-Bearing Liabilities	2,667,435		2,538,843		2,586,711		2,804,857		2,921,548
Shareholders' Equity	49,158		97,456		196,391		221,894		259,923
Basic Common Shares	20,664		20,666		20,685		20,707		20,715
Diluted Common Shares	20,664		20,666		20,685		20,707		20,715

(1) Defined as interest checking, demand deposit and savings accounts.
(2) Includes securities available for sale at amortized cost.
(3) Average total loans include loans held for sale in probable branch divestiture.

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA-con't
(In thousands, except ratios and yields)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009

ASSET QUALITY

Non-Performing Assets:
Non Accrual Loans	$223,476	$220,744	$210,753	$185,558	$175,840
Loans 90+ Days Past Due	7,841	1,361	4,127	4,339	6,573
Non-Performing Loans	231,317	222,105	214,880	189,897	182,413
Other Real Estate Owned	33,706	36,173	31,982	26,435	29,286
Trust preferred held for trading	60	215	36	-	-
Non-Performing Assets	$265,083	$258,493	$246,898	$216,332	$211,699

Allowance for Loan Losses:
Beginning Balance	$101,981	$88,670	$79,364	$82,309	$78,525
Provision for Loan Losses	16,938	52,700	30,525	18,913	32,536
Recoveries	1,160	724	1,007	538	442
Loans Charged Off	(13,334)	(40,113)	(22,226)	(22,396)	(29,194)
Ending Balance	$106,745	$101,981	$88,670	$79,364	$82,309

Ratios:
Allowance for Loan Losses to Loans	7.13%	5.35%	4.39%	3.60%	3.50%
Allowance for Loan Losses to Average
Loans	5.44	4.90	4.07	3.42	3.42
Allowance to Non-performing Loans	46.15	45.92	41.26	41.79	45.12
Non-performing Loans to Loans	15.45	11.66	10.64	8.61	7.76
Non-performing Assets to Loans and
Other Real Estate Owned	17.32	13.31	12.03	9.69	8.90
Net Charge-Off Ratio	2.49	7.67	3.86	3.74	4.80

NET INTEREST MARGIN

Yields (tax-equivalent)
Loans	4.27%	4.18%	4.20%	4.18%	4.23%
Securities	3.92	4.03	4.13	4.42	4.87
Regulatory Stock	2.83	3.08	2.32	4.63	2.15
Other Earning Assets	2.74	1.91	2.05	2.60	10.90
Total Earning Assets	4.19	4.13	4.14	4.22	4.38

Cost of Funds
Interest Bearing Deposits	1.51	1.55	1.65	1.84	2.07
Other Interest Bearing Liabilities	2.73	2.54	2.38	1.92	2.02
Total Interest Bearing Liabilities	1.70	1.72	1.78	1.86	2.06
Total Interest Expense to Earning Assets	1.86	1.73	1.74	1.87	2.04
Net Interest Margin	2.33%	2.40%	2.40%	2.35%	2.34%